CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying to the Quarterly Report on Form 10-Q of Advantage Capital Development Corp. for the Quarter Ending December 31, 2005, I, Jeffrey Sternberg, Chief Executive Officer and Chief Financial Officer of Advantage Capital Development Corp. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report of Form 10-Q for the period ending December 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the period ended December 31, 2005, fairly represents in all material respects, the financial condition and results of operations of Advantage Capital Development Corp.

Dated:	February 13, 2006

ADVANTAGE CAPITAL DEVELOPMENT CORP.

By:/s/ Jeffrey Sternberg

Chief Executive Officer

Chief Financial Officer